EXHIBIT 99.1

Contact:	Investor Contact: Tom Fitzsimmons, tom.fitzsimmons@avid.com, 978-640-3346
Media Contact: Amy Peterson, amy.peterson@avid.com, 978-640-3448

Avid Announces Third Quarter 2010 Results,
Reports Revenue Growth and Profit Improvement

BURLINGTON, MA., October 21, 2010 — Avid® (NASDAQ: AVID) today reported revenues of $165.1 million for the three-month period ended September 30, 2010, compared to $152.1 million for the same period in 2009. The GAAP net loss for the third quarter was $10.0 million, or $0.26 per share, compared to a GAAP net loss of $17.2 million, or $0.46 per share, in the third quarter of 2009.

The GAAP net loss for the third quarter of 2010 included amortization of intangible assets, stock-based compensation, restructuring and other charges, a gain on asset sales, acquisition-related costs, a legal settlement and related tax adjustments collectively totaling $11.6 million. Excluding these items, the non-GAAP net income was $1.6 million for the third quarter, or $0.04 per share.  The GAAP net loss for the third quarter of 2009 included $17.0 million of amortization of intangible assets, stock-based compensation, restructuring and other charges, loss on asset sales and related tax adjustments. Excluding these items, the non-GAAP net loss per share for the third quarter of 2009 was $0.01 per share

The GAAP operating loss for the third quarter was $7.1 million, including amortization of intangible assets, stock-based compensation, restructuring and other charges, a gain on asset sales, acquisition-related costs and a legal settlement collectively totaling $12.0 million.   Excluding these items, the non-GAAP operating profit for the third quarter was $4.9 million.   A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

“We are pleased to report our strongest financial quarter since 2007 including a non-GAAP operating profit and strong year-over-year revenue growth,” said Gary Greenfield, chairman and CEO at Avid.  “The steady revenue growth trend in both Avid’s business and our customers’ businesses is encouraging and we remain focused on improving our profit margin.”

Revenues for the nine-month period ended September 30, 2010 were $483.2 million, compared to revenues of $454.3 million for the same period in 2009. GAAP net loss for the first nine  months of 2010 was $36.4 million, or $0.96 per share, compared to GAAP net loss of $50.4 million, or $1.35 per share, for the same period in 2009. GAAP net loss for the nine-month period ended September 30, 2010 included $31.4 million of amortization of intangible assets, stock-based compensation, restructuring and other charges, a gain on asset sales, acquisition-related costs, a legal settlement and related tax adjustments. Excluding these items, the non-GAAP net loss was $5.0 million for the first nine-months of 2010, or $0.13 per share.  GAAP net loss for the nine-month period ended September 30, 2009 was $50.4 million and included $39.1 million of amortization of intangible assets, stock-based compensation, restructuring and other charges, loss on asset sales and related tax adjustments. Excluding these items, the non-GAAP net loss was $11.3 million for the first nine-months of 2009, or $0.30 per share.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The reconciliation of the GAAP to non-GAAP financial measures that we provide is in the tables attached to this press release.

We consider both GAAP and non-GAAP financial results in managing our business.  Non-GAAP financial measures are used internally, for example, in establishing annual operating budgets, in assessing operating performance and for measuring performance under incentive compensation plans. Non-GAAP financial measures are also used in operating and financial decision-making because we believe these measures reflect our ongoing business and allow meaningful period-to-period comparisons. We believe it is useful for investors and others to also review both GAAP and non-GAAP measures in order to understand and evaluate our current operating performance and future prospects in the same manner as management and to compare in a consistent manner the company’s current financial results with past financial performance. The primary limitations associated with our use of non-GAAP financial measures are that they may not include all items of income and expense that affect our operations and that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, non-GAAP operating profit and non-GAAP net income, do not have standardized meanings.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.   We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Conference Call
A conference call to discuss Avid’s third quarter 2010 financial results will be held today, October  21, 2010 at 4:30 p.m. EDT. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investors tab at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements
The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. This release also makes forward-looking statements about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its corporate strategy and meet customer needs, general economic conditions, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid
Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home. Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Interplay®, ISIS®, VENUE, Oxygen 8, Sibelius®, System 5, and Pinnacle Studio™. For more information about Avid solutions and services, visit www.avid.com, del.icio.us, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2010 Avid Technology, Inc. All rights reserved. Avid, the Avid Logo, Interplay, ISIS, Media Composer, Pinnacle Studio, Pro Tools and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of Interplay Entertainment Corp., which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net revenues:
Products	$134,231	$123,522	$397,044	$369,075
Services	30,828	28,597	86,131	85,216
Total net revenues	165,059	152,119	483,175	454,291

Cost of revenues:
Products	64,421	57,097	193,527	176,774
Services	14,194	13,586	41,373	43,515
Amortization of intangible assets	745	519	2,657	1,465
Restructuring costs	-	-	-	799
Total cost of revenues	79,360	71,202	237,557	222,553

Gross profit	85,699	80,917	245,618	231,738

Operating expenses:
Research and development	28,929	29,262	89,348	90,974
Marketing and selling	43,199	44,705	129,419	127,480
General and administrative	19,698	12,093	48,179	39,765
Amortization of intangible assets	2,283	2,782	7,557	7,779
Restructuring and other costs, net	185	7,891	5,532	17,132
(Gain) loss on sales of assets	(1,527)	3,398	(1,527)	3,398
Total operating expenses	92,767	100,131	278,508	286,528

Operating loss	(7,068)	(19,214)	(32,890)	(54,790)

Interest and other income (expense), net	(30)	(240)	(132)	(29)
Loss before income taxes	(7,098)	(19,454)	(33,022)	(54,819)

Provision for (benefit from) income taxes, net	2,897	(2,246)	3,361	(4,385)

Net loss	($9,995)	($17,208)	($36,383)	($50,434)

Net loss per common share - basic and diluted	($0.26)	($0.46)	($0.96)	($1.35)

Weighted-average common shares outstanding - basic and diluted	38,045	37,341	37,826	37,251

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Change in Financial Presentation
Beginning January 1, 2010, we are reporting based on a single reporting segment. Comparative results for the 2009 periods have been updated to reflect this new business structure.

Reconciliations of GAAP financial measures to Non-GAAP financial measures:

Three Months Ended September 30, 2010

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	(Loss) Income	Provision	(Loss) Income
GAAP	$85,699	$92,767	($7,068)	$2,897	($9,995)

Amortization of intangible assets	745	(2,283)	3,028		3,028
Restructuring and other costs, net		(185)	185		185
Acquisition-related costs (a)		(56)	56		56
Legal settlement (a)		(5,600)	5,600		5,600
Gain on sales of assets		527	(527)		(527)
Tax adjustment				399	(399)
Stock-based compensation included in:
Cost of products revenues	176		176		176
Cost of services revenues	287		287		287
Research and development expenses		(506)	506		506
Marketing and selling expenses		(1,078)	1,078		1,078
General and administrative expenses		(1,581)	1,581		1,581
Non-GAAP	$86,907	$82,005	$4,902	$3,296	$1,576

Weighted-average shares outstanding - diluted					38,065

Non-GAAP net income per share - diluted					$0.04

(a)	Represents costs included in general and administrative expenses

Three Months Ended September 30, 2009

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Benefit	Loss
GAAP	$80,917	$100,131	($19,214)	($2,246)	($17,208)

Amortization of intangible assets	519	(2,782)	3,301		3,301
Restructuring and other costs, net		(7,891)	7,891		7,891
Loss on sales of assets		(3,398)	3,398		3,398
Tax adjustment				463	(463)
Stock-based compensation included in:
Cost of products revenues	163		163		163
Cost of services revenues	247		247		247
Research and development expenses		(655)	655		655
Marketing and selling expenses		(895)	895		895
General and administrative expenses		(906)	906		906
Non-GAAP	$81,846	$83,604	($1,758)	($1,783)	($215)

Weighted-average shares outstanding - diluted					37,341

Non-GAAP net loss per share - diluted					($0.01)

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Reconciliations of GAAP financial measures to Non-GAAP financial measures:

Nine Months Ended September 30, 2010

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Provision	Loss
GAAP	$245,618	$278,508	($32,890)	$3,361	($36,383)

Amortization of intangible assets	2,657	(7,557)	10,214		10,214
Restructuring and other costs, net (a)		(5,532)	5,532		5,532
Acquisition-related costs (b)		(825)	825		825
Legal settlement (b)		(5,600)	5,600		5,600
Gain on sales of assets		527	(527)		(527)
Tax adjustment				854	(854)
Stock-based compensation included in:
Cost of products revenues	562		562		562
Cost of services revenues	822		822		822
Research and development expenses		(1,704)	1,704		1,704
Marketing and selling expenses		(3,153)	3,153		3,153
General and administrative expenses		(4,373)	4,373		4,373
Non-GAAP	$249,659	$250,291	($632)	$4,215	($4,979)

Weighted-average shares outstanding - diluted					37,826

Non-GAAP net loss per share - diluted					($0.13)

(a)	Includes costs of $3.7 million related to exiting our former Tewksbury, Massachusetts headquarters lease
(b)	Represents costs included in general and administrative expenses

Nine Months Ended September 30, 2009

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Benefit	Loss
GAAP	$231,738	$286,528	($54,790)	($4,385)	($50,434)

Amortization of intangible assets	1,465	(7,779)	9,244		9,244
Restructuring and other costs, net	799	(17,132)	17,931		17,931
Loss on sales of assets		(3,398)	3,398		3,398
Tax adjustment				1,357	(1,357)
Stock-based compensation included in:
Cost of products revenues	666		666		666
Cost of services revenues	868		868		868
Research and development expenses		(1,737)	1,737		1,737
Marketing and selling expenses		(2,522)	2,522		2,522
General and administrative expenses		(4,115)	4,115		4,115
Non-GAAP	$235,536	$249,845	($14,309)	($3,028)	($11,310)

Weighted-average shares outstanding - diluted					37,251

Non-GAAP net loss per share - diluted					($0.30)

Revenue Summary:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Video revenues	$100,186	$92,617	$278,060	$268,818
Audio revenues	64,873	59,502	205,115	185,473
Total net revenues	$165,059	$152,119	$483,175	$454,291

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
	2010	2009
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$34,361	$108,877
Accounts receivable, net of allowances of $15,733 and $16,347
at September 30, 2010 and December 31, 2009, respectively	89,674	79,741
Inventories	96,306	77,243
Prepaid and other current assets	27,782	31,075
Total current assets	248,123	296,936

Property and equipment, net	65,088	37,217
Intangible assets, net	32,564	29,235
Goodwill	244,282	227,195
Other assets	9,859	20,455

Total assets	$599,916	$611,038

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	45,250	$30,230
Accrued expenses and other current liabilities	66,770	84,100
Deferred revenues	46,822	39,107
Total current liabilities	158,842	153,437

Long-term liabilities	22,116	14,483
Total liabilities	180,958	167,920

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	1,001,891	992,489
Accumulated deficit	(494,927)	(444,661)
Treasury stock at cost, net of reissuances	(92,355)	(112,389)
Accumulated other comprehensive income	3,926	7,256
Total stockholders' equity	418,958	443,118

Total liabilities and stockholders' equity	$599,916	$611,038